Exhibit 10.13

THE DEBENTURE, AS AMENDED HEREBY, IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF APRIL 6, 2016 (AS AMENDED FROM TIME TO TIME) IN FAVOR OF CB CA SPV, LLC, AS LENDER, WHICH AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE.

NINTH AMENDMENT TO
8% SENIOR SECURED CONVERTIBLE DEBENTURE
This NINTH AMENDMENT TO 8% SENIOR SECURED CONVERTIBLE DEBENTURE (this “Amendment”) is made as of July 23, 2018, by and among SPHERE 3D CORPORATION, a corporation incorporated under the laws of the Province of Ontario (the “Corporation”), the Guarantors party hereto, and FBC HOLDINGS S.A R.L., a private limited liability company incorporated under the laws of the Grand Duchy of Luxembourg (the “Holder”).
RECITALS
WHEREAS, Corporation issued a 8% Senior Secured Convertible Debenture originally due March 31, 2018 to Holder (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Debenture”) in a principal amount of US$24,500,000. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Debenture;
WHEREAS, the outstanding principal balance owed by Corporation to Holder is $24,500,000;
WHEREAS, as security for all of the indebtedness and obligations due to Holder under the Debenture (collectively, the “Obligations”), Corporation and the Guarantors granted a security interest in the Collateral in favour of Holder pursuant to the Debenture (the “Security”);
WHEREAS, Guarantors are party to the Debenture to whereby they unconditionally guaranteed payment to Holder of the Obligations owing by Corporation to Holder under the Debenture (the “Guaranty”);
WHEREAS, Corporation has informed Holder that is will not be able to redeem Debenture on the Maturity Date and has requested an extension to the Maturity Date;
WHEREAS, Corporation and the Holder desire to amend the Debenture to extend the Maturity Date, among other things, on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Amendment to the Debenture.
1.1    Amendments. Subject to compliance by Corporation and Guarantors with the terms and conditions of this Agreement, Holder hereby agrees that with effect on and from the Effective Date the Debenture is amended as follows:
(a)    The definition of Maturity Date in the introductory paragraph to the Debenture and in Section 1.1 (Definitions) is hereby amended and restated in its entirety as follows:
“Maturity Date” means November 19, 2018 or such earlier date on which the entire principal owing pursuant to this Debenture is due and payable by the Corporation;

(b)    A new definition of Milestone Default is added in Section 1.1 (Definitions) in the correct alphabetical place as follows:
“Milestone Default” means Corporation or any Guarantor failing to comply with any provision of Section 7.5 (Milestones);
(c)    A new Section 7.5 is added as follows:
“Section 7.5 Milestones
(a)    commencing the week of July 23, 2018, Corporation and Guarantors shall deliver to Holder, on or before Friday of each week (commencing July 27, 2018) by no later than 2:00 p.m. Pacific time, an updated rolling 13-week cash flow forecast approved by the Engagement Principal retained by Corporation’s subsidiary, Overland Storage, Inc, on July 18, 2018 (the “Engagement Principal”) and in form and detail satisfactory to Holder, together with (i) a variance analysis of actual versus forecasted amounts for the preceding week, and (ii) a certificate of the Engagement Principal certifying that the actual amounts shown on the report for such period do not exceed the line item amount, or, if the line item amount is exceeded, the variance between the amounts for the applicable category;
(b)    on or before July 27, 2018 (or such later date as Holder may agree in writing in its sole discretion), Corporation and Guarantors shall have signed an engagement letter for the retention of an investment banker acceptable to Holder (the “Investment Banker Engagement Letter”), who will, among other things, provide advice to Corporation and Guarantors and conduct a potential sale process of the Corporation and Guarantors’ business;
(c)    on or before July 31, 2018 (or such later date as Holder may agree in writing in its sole discretion), Corporation and Guarantors shall have delivered to Holder a fully executed and delivered Investment Banker Engagement Letter;
(d)    on or before August 10, 2018 (or such later date as Holder may agree in writing in its sole discretion), Corporation and Guarantors shall deliver a final, definitive confidential information memorandum to Holder regarding Corporation and Guarantors’ business and in form and substance reasonably satisfactory to Holder;
(e)    on or before September 14, 2018 (or such later date as Holder may agree in writing in its sole discretion), Corporation and Guarantors shall deliver to Holder one or more fully-executed letters of intent in connection with a potential sale of the Corporation and Guarantors’ business, in each case with conditions reasonably satisfactory to Holder and on commercially reasonable terms;
(f)    on or before October 19, 2018 (or such later date as Holder may agree in writing in its sole discretion), Corporation and Guarantors shall deliver evidence satisfactory to Holder that Corporation and Guarantors have entered into an exclusivity agreement with a prospective buyer of the Corporation and Guarantors business on conditions reasonably satisfactory to Holder and on sale terms that are commercially reasonable; and
(g)    on or before October 10, 2018, Corporation and Guarantor shall deliver to Holder drafts of legal documents, in form and substance satisfactory to Holder, with respect to their proposed restructuring framework in the event that the Proposed Transaction is not consummated, in form and detail satisfactory to Holder.”

(d)    Section 8.1 (Events of Default) is amended by re-numbering existing sub-section (c) as (c)(i), adding “subject to (c)(ii) below” at the beginning of such sub-section (c)(i) and adding a new sub-section (c)(ii) as follows:
“(c)(ii) if a Milestone Default occurs which is continuing for 5 days; or”.
2.    Conditions Precedent. This Agreement shall not become effective unless and until the date (the "Effective Date") that each of the following conditions shall have been satisfied in Holder’s sole discretion, unless waived in writing by Holder:
(a)    a copy of this Agreement, duly executed by Corporation and each Guarantor;
(b)    evidence in form and satisfactory to Holder that Senior Secured Creditor has agreed to extend the “Maturity Date” as defined in the Senior Credit Agreement to at least November 19, 2018, on terms satisfactory to Holder;
(c)    a copy of the side letter to the subordination agreement between, among others, Holder and Senior Secured Creditor in form and substance satisfactory to Holder, duly executed by Corporation, Guarantors and Senior Secured Creditor;
(d)    the representations and warranties herein and in the Debenture shall be true and correct in all material respects (except where any such representation and warranty is already subject to a materiality standard, in which case such representation and warranty is true and correct in all respects) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier day); and
(e)    no Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.
3.    Representations and Warranties Corporation and each Guarantor represent and warrant as to itself that all representations and warranties relating to it contained in the Debenture are true and correct as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date. Corporation and Guarantors further represent and warrant to Holder as follows:
3.1    Authorization. The execution, delivery, and performance of this Agreement are within its corporate power and have been duly authorized by all necessary corporate action.
3.2    Enforceability. This Agreement constitutes a valid and legally binding Agreement enforceable against Corporation and Guarantors in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, and similar laws affecting creditors' rights generally and to general principles of equity.
3.3    No Violation. The execution, delivery, and performance of this Agreement do not and will not (i) violate any law, regulation, or court order to which Corporation or Guarantors are subject; (ii) conflict with Corporation or Guarantors' organizational documents; or (iii) result in the creation or imposition of any lien, security interest, or encumbrance on any property of Corporation, Guarantors, or any of their subsidiaries, whether now owned or hereafter acquired.
3.4    No Litigation. No action, suit, litigation, investigation, or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Corporation or Guarantors, threatened by or against or affecting Corporation or Guarantors or against any of their property or assets with respect to any of the Debenture or any of the transactions contemplated hereby or thereby.

3.5    Advice of Counsel. Corporation and Guarantors have freely and voluntarily entered into this Agreement with the advice of legal counsel of their choosing.
3.6    Senior Secured Creditor Extension. That certain Amendment Number Fourteen to Credit Agreement, dated as of July 23, 2018, among Corporation, Guarantors and Senior Secured Creditor contains all of the terms (including, without limitation, any fees payable to Senior Secured Creditor) of Senior Secured Creditor’s agreement to extend the “Maturity Date” (as defined in the Senior Credit Agreement) to at least November 19, 2018 and there is no other document, writing, side letter or otherwise which supplements or otherwise amends such terms.
4.    Covenants. In addition, in order to induce Holder to enter into this Amendment Agreement, Corporation and Guarantors hereby covenant and agree as follows:
4.1    Compliance with Debenture. Corporation and Guarantors shall continue to perform and observe all covenants, terms and conditions, and other obligations contained in all of the Debenture and this Agreement.
4.2    Perfection of Holder’s Liens. Corporation and Guarantors shall execute and deliver to Holder such documents and take such actions as Holder deems necessary or advisable to perfect or protect Holder’s security interests, mortgages, or liens granted by Corporation or Guarantors to Holder.
4.3    Notice of Adverse Claims. If Corporation or Guarantors shall become aware that any person or entity is asserting any lien, encumbrance, security interest, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution, or similar process or any claim of control) against any of them or any of their property (each, an "Adverse Claim"), they shall promptly notify Holder in writing thereof, and provide to Holder all documentation and other information it may request regarding such Adverse Claim.
4.4    Further Assurances. Promptly upon the request of Holder, Corporation and Guarantors shall take any and all actions of any kind or nature whatsoever, and execute and deliver additional documents, that relate to this Agreement and the transactions contemplated herein.
5.    Reaffirmation of Guaranty and Security
5.1    Reaffirmation of Guaranty. Each Guarantor hereby ratifies and reaffirms (i) the validity, legality, and enforceability of the Guaranty; (ii) that its reaffirmation of the Guaranty is a material inducement to Holder to enter into this Agreement; and (iii) that its obligations under the Guaranty shall remain in full force and effect until all the Obligations have been paid in full.
5.2    Reaffirmation of Security. Holder and each Guarantor confirms that the Debenture (a) ranks as continuing security for the payment and discharge of the liabilities owning to Holder pursuant to the Debenture, including without limitation, all present and future monies, obligations and liabilities owed by Corporation and each Guarantor to Holder, whether actual or contingent and whether owed jointly or severally, as principal or surety and/or in any other capacity, under or in connection with the Debenture and in accordance with the provisions thereof; and (ii) shall continue in full force and effect in all respects and the Debenture and this Agreement shall be read and construed together.
6.    Miscellaneous.
6.1    Notices. Any notices with respect to this Agreement shall be given in the manner provided for in Article 12 of the Debenture.

6.2    Integration; Modification of Agreement. This Agreement and the Debenture embody the entire understanding between the parties hereto and supersedes all prior agreements and understandings (whether written or oral) relating to the subject matter hereof and thereof. On and after the date hereof, each reference in the Debenture to “this Debenture”, “hereunder”, “hereof” or “herein” or words of like import referring to the Debenture shall mean and be reference to the Debenture as amended and supplemented by this Agreement. The terms of this Agreement may not be waived, modified, altered, or amended except by agreement in writing signed by all the parties hereto. This Agreement shall not be construed against the drafter hereof.
6.3    Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
6.4    Full Force and Effect. The Debenture shall remain unchanged, in full force and effect and continue to govern and control the relationship between the parties hereto, except to the extent it is inconsistent with, superseded, or expressly modified herein. To the extent of any inconsistency, amendment, or superseding provision, this Agreement shall govern and control.
6.5    Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective permitted heirs, successors, and assigns, provided that the Corporation's and Guarantors' rights under this Agreement are not assignable.
6.6    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
6.7    No Waiver. No failure to exercise and no delay in exercising, on the part of the Holder any right, remedy, power, or privilege hereunder or under the Debenture shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. Further, Holder's acceptance of payment on account of the Obligations or other performance by Corporation or Guarantors after the occurrence of an Event of Default shall not be construed as a waiver of such Event of Default, any other Event of Default, or any of Holder’s rights or remedies.
6.8    Cumulative Rights. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.
6.9    Reimbursement of Costs and Expenses. Notwithstanding any provision in the Debenture to the contrary, Corporation and Guarantors agree to pay all costs, fees, and expenses of Holder (including attorneys' fees), expended or incurred by Holder in connection with the negotiation, preparation, administration, and enforcement of this Agreement, the Debenture, the Obligations, any of the Collateral and all fees, costs, and expenses incurred in connection with any bankruptcy or insolvency proceeding (including, without limitation, any adversary proceeding, contested matter, or motion brought by Holder or any other person). Corporation and Guarantors are jointly and severally liable for their obligations under this Section 6.9.
6.10    Headings. The section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
6.11    Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Agreement.

6.12    Indemnity. Corporation and Guarantors (as "Indemnifying Party") shall indemnify, hold harmless, and defend Holder, Cyrus Capital Partners, LP and its employees, managers, officers, related parties, entities or funds its advises and affiliates (collectively, "Indemnified Party") against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including professional fees and attorneys' fees, that are incurred directly or indirectly by Indemnified Party and/or awarded against Indemnified Party (collectively, "Losses"), whether now existing or that are incurred in the future, suffered by an Indemnified Party arising out of or in connection with any decision by the Corporation to pay any sums that became or become due and payable to an Indemnified Party under or in connection with the Debenture by issuing securities of the Corporation, including, but not limited to, Common Stock of the Corporation, in lieu of immediately payable funds and the disposition of such securities. This indemnity shall survive the termination of the Debenture.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FBC HOLDINGS S.A. R.L.
By /s/Johannes A. van den berg and Paul van den Belt Name: Trustemoore Luxembourg S.A. Title: Manager A

By /s/ Jennifer M. Pulick Name: Cyrus Capital Partners, LP Title: Manager B

SPHERE 3D CORPORATION
By /s/ Kurt Kalbfleisch Name: Kurt Kalbfleisch Title: SVP and CFO
SPHERE 3D INC.
By /s/ Kurt Kalbfleisch Name: Kurt Kalbfleisch Title: SVP, CFO and Secretary
V3 SYSTEMS HOLDINGS, INC.
By /s/ Kurt Kalbfleisch Name: Kurt Kalbfleisch Title: Secretary and CFO
OVERLAND STORAGE, INC.
By /s/ Kurt Kalbfleisch Name: Kurt Kalbfleisch Title: SVP and CFO
TANDBERG DATA HOLDINGS S.A. R.L.
By /s/ Kurt Kalbfleisch Name: Kurt Kalbfleisch Title: Manager